2350 N. Sam Houston Parkway East Suite 300 Houston, Texas 77032 (281) 618-4700 Fax: (281) 618-4820

NEWS RELEASE

SOUTHWESTERN ENERGY PROVIDES OPERATIONAL UPDATE FOR FAYETTEVILLE SHALE PLAY

State Approves Field Rules for Two New Fields

Houston, Texas - June 28, 2005...At a public hearing today, the Arkansas Oil and Gas Commission (AOGC) approved field rules for two new fields in Southwestern Energy Company's (NYSE: SWN) Fayetteville Shale play. The new fields are designated as the Gravel Hill Field, an initial eight (8) square mile area (5,120 acres) in Van Buren and Conway counties, and the Scotland Field which covers an initial five (5) square mile area (approximately 3,200 acres) located in Van Buren county. In both the Gravel Hill and Scotland fields, the AOGC approved well spacing requirements that provide for 560 feet minimum distance between completions in common sources of supply within the Fayetteville Shale formation within each unit, up to a maximum of 25 wells per square mile (640 acres).

At the hearing, Southwestern presented preliminary information and estimates, supported by technical data, indicating that vertical wells in both the Gravel Hill and Scotland fields would have a likely drainage area of approximately 20 acres or less per well, based on an estimated expected ultimate recovery (EUR) ranging from approximately 300,000 to 480,000 Mcf per well. The company also presented the following test data and estimates regarding three horizontal wells in its Gravel Hill and Scotland fields:
Well Name	Field	Test Rate (Mcf/d)	Flowing Pressure	EUR (Bcf)	Approx. Drainage Area (Acres)
Stobaugh #2-1-H	Gravel Hill	3,703	551	2.3 (1)	62
McNew #3-2-H	Gravel Hill	2,780	422	1.7 (2)	46
Linkinogger #2-9-H	Scotland	1,392	219	0.9 (2)	18

(1)    Stobaugh EUR from COMET 3 reservoir simulation and history match.

(2)    McNew and Linkinogger EURs estimated by ratio of test rates to Stobaugh EUR.

With respect to the previously established Griffin Mountain Field in Conway county, Arkansas, Southwestern indicated that recent data from the 11 vertical wells with more than 30 days of production indicates a likely drainage area of approximately 20 acres or less per well and EUR per well ranging from approximately 150,000 to 480,000 Mcf per well, as compared to the previously estimated drainage area of approximately 30 acres or less per well and average EUR of 580,000 and 600,000 Mcf per well for the initial two wells. The reduction in the estimated EUR per well at Griffin Mountain is primarily attributed to reduced observed fracture stimulation lengths, which are about half of the estimates used in the original reservoir stimulation models. The company believes that improved EURs for the field may be obtained with longer fracture lengths and/or horizontal wells with transverse fracture stimulation treatments.

Southwestern also presented single well estimated economics, assuming a $6.00 per Mcf Henry Hub natural gas price held constant. The following estimates are based upon interpretation and associated economics that are subject to change as additional production data is obtained:
Well Type	Gross Well Cost ($000)	IP Rate (Mcf/d)	Gross EUR (MMcf)	Pre-tax Return (%)	Pre-tax Present Value Profit (Disc. 10%)
Vertical	$500	350	404	17.0	149
Horizontal (1)	$1,500	2,780	1,700	34.5	1,535

(1)    Estimated based upon the McNew #3-2-H, and based on limited production data.

The company expects variability throughout the play area, therefore the drainage area per well, gas-in-place and ultimate recovery estimates discussed above and included in the company's AOGC filings are not necessarily indicative of the estimated ultimate drainage area, gas-in-place or recovery for the fields, the other pilot areas or the entire play area. The foregoing estimates are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, actual results and the amounts of proved reserves that ultimately are recorded may be materially different. Actual results will be affected by commodity prices, operating costs, future well performance and variability within the play area, as well as other factors and risks that are more fully described in the company's Annual Report on Form 10-K for the year ended December 31, 2004.

Fayetteville Shale Play Update

To date, Southwestern has drilled a total of 48 wells and participated in one outside-operated well in its Fayetteville Shale play. The wells are located in seven separate pilot areas located in Franklin, Conway, Van Buren, Cleburne and Faulkner counties in Arkansas. The company's newest pilot area is located in Faulkner and Cleburne counties approximately 8 miles east of the company's Brookie pilot area. Of the 49 wells drilled to date, 35 are now on production, ten are in some stage of completion or waiting on pipeline hook-up and four are shut-in. Seven of the company's 49 wells drilled are horizontal wells.

Since the company's last update on June 10, 2005, Southwestern has tested five additional wells. The Linkinogger #2-9-H horizontal well located in the company's Scotland Field in Van Buren county was drilled in 8 days with a 2,032-foot lateral and was successfully fracture-stimulated in four separate stages. The Linkinogger well tested at a rate of approximately 1.4 MMcf per day. The Payne Family Trust #1-35-H horizontal well in the company's Brookie pilot area was drilled in 19 days with a 2,160-foot lateral and was successfully fracture-stimulated in four separate stages. The Payne well tested at a rate of approximately 2.1 MMcf per day. Additionally, three vertical wells have recently been tested.   In the company's Brookie pilot area in Faulkner county, the Harrison, R #2-11 vertical well tested at a rate of approximately 2.5 MMcf per day, and the Bryant #1-11 vertical well tested at a rate of 828 Mcf per day.  In Southwestern's newest pilot area, the Sneed #1-31 vertical well recently tested at a rate of 932 Mcf per day.

Southwestern Energy Company is an integrated natural gas company whose wholly-owned subsidiaries are engaged in oil and gas exploration and production, natural gas gathering, transmission, and marketing, and natural gas distribution. Additional information on the company can be found on the Internet at http://www.swn.com.

Contacts:	Greg D. Kerley	Brad D. Sylvester, CFA
	Executive Vice President	Manager, Investor Relations
	and Chief Financial Officer	(281) 618-4897
(281) 618-4803

All statements, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the timing and extent of changes in commodity prices for gas and oil, the extent to which the Fayetteville Shale play can replicate the results of other productive shale gas plays, the potential for significant variability in reservoir characteristics of the Fayetteville Shale over such a large acreage position, the extent of the company's success in drilling and completing horizontal wells, the company's ability to determine the most effective and economic fracture stimulation for the Fayetteville Shale formation, the timing and extent of the company's success in discovering, developing, producing and estimating reserves, property acquisition or divestiture activities, the effects of weather and regulation on the company's gas distribution segment, increased competition, the impact of federal, state and local government regulation, the financial impact of accounting regulations and critical accounting policies, changing market conditions and prices (including regional basis differentials), the comparative cost of alternative fuels, conditions in capital markets and changes in interest rates, availability of oil field personnel, services, drilling rigs and other equipment, and any other factors listed in the reports filed by the company with the Securities and Exchange Commission (the "SEC"). For additional information with respect to certain of these and other factors, see reports filed by the company with the SEC. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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